                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

     This Agreement is dated as of February 1, 1997 (the "Agreement"), by and between The Score Board, Inc., a New Jersey corporation with offices at 1951 Old Cuthbert Road, Cherry Hill, New Jersey 08034 ("Employer"), and John F. White, residing at 133 Oak Avenue, Moorestown, New Jersey 08057 ("Employee").

                                 W I T N E S S E T H:

     WHEREAS, Employer engages in the manufacture, distribution and marketing of sports and entertainment memorabilia, trading cards and other products; and

     WHEREAS, Employee has experience and expertise in corporate, marketing, operational and financial matters; and

     WHEREAS, Employee desires to accept employment by Employer upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   EMPLOYMENT.    Employer hereby employs Employee, and Employee hereby
accepts such employment, upon the terms and conditions hereinafter set forth, effective February 1, 1997.

     2. TERM. The term of this Agreement shall commence February 1, 1997 and expire January 31, 1999 (the "Initial Term"). After the Initial Term, this Agreement will automatically renew for consecutive one-year terms (each one-year term being subject to this renewal provision and being collectively referred to herein as the "Renewal Term") unless either party delivers to the other written notice of its desire not to renew at least thirty (30) days prior to the end of the then current contract year. The Initial Term and the Renewal Term, if any, are hereinafter referred to collectively as the "Term."

     3.   DUTIES.

     (a) Employee is hereby employed as President and Chief Operating Officer of
Employer.   Employee's powers and duties shall be as may be determined by
Employer's Board of Directors, to whom Employee will report, and as are generally consistent with Employer's Bylaws and the capacities in which Employee serves.

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

     (b) During the term of this Agreement, Employee shall devote as much time as is reasonably necessary in the performance of his duties, and faithfully and diligently serve and further the interests of Employer according to the best of his ability. Employee may, however, continue to act as Chairman of The Outsourcing Partnership, L.L.C. ("Outsourcing"), subject to the following conditions: (i) Employee will not have any day-to-day responsibility for the management of Outsourcing; (ii) Employee will not be a full-time employee of, nor will he receive any salary or other remuneration based on services performed from, Outsourcing; and (iii) any action taken by Employee in his role as Chairman of Outsourcing will not conflict with or detract from the performance of his duties to Employer. Employee covenants and agrees that he will abide by the foregoing conditions, and further covenants and agrees that if either he or Outsourcing is presented with a business opportunity in Employer's line of business, Employee will immediately disclose such opportunity to both the Chief Executive Officer and General Counsel of Employer. Employer shall have the opportunity to evaluate such opportunity and, in its sole discretion, determine whether or not Employee or Outsourcing may pursue the opportunity.

     4.  COMPENSATION.

     (a) SALARY. For all services rendered to Employer by Employee during the Initial Term of this Agreement, Employer shall pay Employee an annual salary of $210,000, such amount to be payable in accordance with Employer's practices for payment of salaries to its employees. Employee's performance will be reviewed upon conclusion of the first year of the Initial Term; Employer may, in the exercise of its reasonable business judgment based upon Employee's performance, increase Employee's salary for the second year of the Initial Term. During the Renewal Term of this Agreement, if any, the annual salary shall be as may be mutually agreed upon by the parties by written amendment to this Agreement.

     (b)  STOCK OPTIONS.

          (i) Employer hereby grants to Employee a non-incentive stock option to purchase 200,000 shares of Employer's Common Stock pursuant to Employer's 1992 Stock Incentive Plan, as amended (the "Plan"). The purchase price of the shares of Common Stock underlying the option shall be $2.00. The term of the option will expire January 31, 2002. The option will become exercisable at the times and in the installments set forth below:

                                Number of Shares
          Date                  Vesting on Said Date
          ----                  --------------------

          February 1, 1998           50,000
          February 1, 1999           50,000
          February 1, 2000           50,000
          February 1, 2001           50,000

          (ii) On June 1, 1997, Employer shall grant to Employee a non-incentive stock option to purchase 50,000 shares of Employer's Common Stock pursuant to the Plan at a purchase price equal to the closing price per share of Employer's Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System/National Market System ("NASDAQ"), on such date, provided that Employee's employment has not previously been terminated. The term of the option will expire June 1, 2002. The option will become exercisable at the times and in the installments set forth below:

                            Number of Shares
          Date              Vesting on Said Date
          ----              --------------------

          June 1, 1998           12,500
          June 1, 1999           12,500
          June 1, 2000           12,500
          June 1, 2001           12,500

          (iii) On June 1, 1998, Employer shall grant to Employee a non-incentive stock option to purchase 50,000 shares of Employer's Common Stock pursuant to the Plan at a purchase price equal to the closing price per share of Employer's Common Stock, as reported by NASDAQ, on such date, provided that Employee's employment has not previously been terminated. The term of the option will expire June 1, 2003. The option will become exercisable at the times and in the installments set forth below:

                            Number of Shares
          Date              Vesting on Said Date
          ----              --------------------

          June 1, 1999           12,500
          June 1, 2000           12,500
          June 1, 2001           12,500
          June 1, 2002           12,500

Except as otherwise provided herein, vesting of all options after the Initial Term is subject to the renewal of this Agreement for the appropriate Renewal Terms. If this Agreement is not renewed but Employee remains an employee of Employer, the options granted hereunder will vest and be exercisable in accordance with the Plan.

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

     Any options not previously exercised will become void upon, and will not be exercisable after, termination of Employee's employment pursuant to Section 8(c) or termination of this Agreement by Employee pursuant to Section 8(f) hereof.

     In the event that Employee's employment is terminated pursuant to Sections 8(a), (b), (d) or (e), or by Employer pursuant to Section 8(f), all options that have not vested as of the date of termination shall be immediately canceled, and shall not be exercisable; those options that have vested shall be exercisable in accordance with the Plan.

     If a Change of Control (as defined below), occurs prior to February 1, 1998, the option granted under paragraph 4(b)(i) will immediately vest and be exercisable with respect to the shares otherwise vesting on February 1, 1998 and February 1, 1999. If a Change of Control occurs on or after February 1, 1998, all options granted or to be granted under paragraphs 4(b)(i), (ii) and (iii) will immediately vest and be exercisable. A "Change of Control" is deemed to have taken place if (i) any person or group of affiliated or related persons acting in concert, or any corporation, partnership or other entity (hereinafter referred to as a "Party") becomes the beneficial owner (as defined below) of shares of Common Stock or voting securities of Employer having in excess of 20% and less than 30% of the total number of votes that may be cast for the election of directors, unless the Board of Directors, within twenty (20) days from the date such Party becomes such beneficial owner, determines that the purpose of such ownership is investment only without any intention of influencing the management, business or affairs of Employer; or (ii) a Party becomes the beneficial owner of shares of Employer having 30% or more of the total number of votes that may be cast for the election of directors; or (iii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, those persons who were directors of Employer before the transaction and were otherwise unaffiliated with any Party to the transaction other than Employer shall cease to constitute a majority of the Board of Directors of Employer or any successor to Employer. For purposes hereof, the terms "beneficial owner" or "beneficial ownership" means the actual ownership of shares of Common Stock or voting securities of Employer, with no consideration given to any shares of Common Stock or voting securities issuable upon exercise, conversion or exchange of any other securities.

     (c) BENEFITS. Employee shall be entitled to participate in and to receive such health and medical insurance and other benefits, including but not limited to any pension, profit sharing, disability or similar plan now existing or established hereafter (to the extent that he is eligible under the general provisions thereof), as are generally made available to employees of Employer.

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

     (d) VACATIONS. Employee shall be entitled to three (3) weeks paid vacation during each year of the Term. Vacations shall be scheduled at a time which is mutually convenient to Employer and Employee. Unused vacation days will be forfeited and will not accrue to subsequent years of the Term.

     (e) REIMBURSEMENT OF EXPENSES. Employee shall be entitled to reimbursement of all reasonable business expenses actually and properly incurred by Employee in the discharge of Employee's duties hereunder, following submission to Employer of satisfactory documentation therefor.

     (f) DISCRETIONARY COMPENSATION. In addition to the foregoing, Employee shall be entitled to participate, to the extent determined by Employer's Board of Directors, in such officer/executive bonus plans as may be adopted by Employer.

     5. CONFIDENTIALITY. Employee agrees that any and all knowledge and information concerning Employer, its affairs, its subsidiaries and affiliates and their affairs obtained by Employee during the course of Employee's employment by Employer shall be deemed Confidential Information (as hereinafter defined) which shall be held inviolate, and that Employee will not disclose the same to any other persons, including but not limited to competitors of Employer, at any time during or after the Term. Employee agrees, upon expiration or earlier termination of this Agreement, to immediately surrender and deliver to Employer all books, forms, records, designs, contracts and all other papers and writings relating to Employer and all other property belonging to Employer, it being understood and agreed that the same are the sole property of Employer.

     As used herein, the term "Confidential  Information" means:

     (a) any data or information that is sensitive material and not generally known to the public, including but not limited to trade secrets, contracts with third parties, sales and marketing information, financial data, lists of actual or potential customers, customer account records, training and operations materials and memoranda, personnel records, pricing and financial information relating to the business, accounts, customers, clients, agents and suppliers of any of the foregoing, possible acquisitions, mergers and/or business combinations, and internal performance results relating to past, present or future business activities of Employer, its subsidiaries and affiliated companies and the customers, clients, agents and suppliers of any of the foregoing; and

     (b) any other information designated "Confidential" by Employer, its subsidiaries and affiliated companies.

Employee's obligations under this Section 5 shall survive expiration or termination of this Agreement.

     6.  RESTRICTIVE COVENANTS.

     (a) IN-TERM. Except as provided in Section 3(b), during the term of Employee's employment Employee shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director, stockholder, partner, employee or agent of any other corporation or entity, be engaged in or concerned with any other duties or pursuits whatsoever requiring Employee's personal services, nor shall Employee actively engage in or acquire any passive interest in any business which may be deemed to be directly competitive with the type of business conducted by Employer.

     (b) AFTER-TERM. For a period of one (1) year following the Term (or the earlier termination of this Agreement), Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business that: (i) enters into contracts, agreements or understandings with individual athletes for the purpose of acquiring autographs or the right or license to commercially exploit the indicia of such athletes on trading cards, prepaid telephone calling cards or any other collectible product; (ii) manufactures prepaid telephone calling cards or trading cards; or (iii) offers for sale, sells or distributes trading cards, prepaid telephone calling cards or autographed memorabilia.

     7. ADHERENCE TO COMPANY POLICIES. Employee recognizes Employer's policy to refrain from accepting from, or soliciting, offering or paying to, any of Employer's customers or suppliers, their agents or representatives, any monies, services or other consideration ("Prohibited Activities") for the purpose of (a) selling or offering to sell product or (b) obtaining or seeking to obtain product or components comprising products sold by Employer, other than pursuant to legal contracts and arrangements entered into by Employer. Employee recognizes that, in furtherance of this policy, Employer prohibits employees, representatives and affiliates from conducting any Prohibited Activities. Employee hereby agrees to adhere to and promote adherence to this policy, and to inform Employer of any incidents and activities in violation of this policy.

     8. TERMINATION. This Agreement, and Employee's employment hereunder, shall terminate:

     (a) upon expiration of the Term described in Section 2 hereof; or

     (b) upon the mutual written agreement of Employer and Employee; or

     (c) at any time for "cause," which shall mean (i) any material breach by Employee of his obligations hereunder, including without limitation his obligations under Sections 5, 6 or 7 of this Agreement, and (ii) conduct of

Employee involving any type of disloyalty to Employer or willful misconduct with respect to Employer, including without limitation fraud, embezzlement or dishonesty in the course of his employment, or conviction of a felony or a crime involving moral turpitude;

     (d) upon permanent disability (Employee's failure to perform the duties assigned to him for a period of 90 consecutive days or 90 days during any consecutive 365 day period) of Employee;

     (e) upon the death of Employee; or

     (f) thirty days (30) after delivery of written notice by one party to the other of its intention to terminate this Agreement.

Termination for any reason set forth in subparagraphs (a) through (d) above shall be effected by written notice thereof delivered by the appropriate party and shall be effective as of the date of termination specified in such notice.

     Upon termination of this Agreement pursuant to subparagraphs (a) through
(d), neither party shall have any further obligation to the other, except that
(i) Employee shall remain bound by the provisions of Sections 5 and 6 hereof and
(ii) Employer shall be obligated to pay Employee any base salary accrued up to the date of termination. Upon termination of this Agreement pursuant to subparagraph (e), Employer shall be obligated to pay to Employee's estate any base salary accrued up to the date of termination. Upon termination of this Agreement pursuant to subparagraph (f), neither party shall have any further obligation to the other, except that: (i) Employee shall remain bound by the provisions of Sections 5 and 6 hereof; (ii) Employer shall be obligated to pay Employee any base salary accrued up to the date of termination; and (iii) if the Agreement was terminated by Employer (and not by Employee), Employer shall be obligated to pay Employee an amount equal to three month's base salary, such amount to be payable over a three month period in accordance with Employer's practices for payment of salaries to its employees.

     9. REMEDIES FOR BREACH OF CONFIDENTIALITY OR RESTRICTIVE COVENANTS. In recognition of the special and unique nature of the services to be rendered by Employee under this Agreement, and the nature of the Confidential Information to which Employee will gain access during the Term, notwithstanding any other provision of this Agreement, in the event of Employee's actual or threatened breach of the provisions of Section 5, 6 or 7 of this Agreement, Employer shall be entitled to seek an injunction restraining Employee therefrom. Nothing in this Section 9 shall be construed as prohibiting Employer from pursuing any other available legal, equitable and administrative remedies for such breach or threatened breach, including, without limitation, the recovery of damages from Employee.

     10. NOTICES. Any notice or other written instrument required or permitted to be given, made or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be deemed delivered on the date sent if hand-delivered or one day after the date sent by registered or certified mail or through courier delivery service to the other party hereto at the address set forth on the first page of this Agreement. Notices to Employer should be sent to the attention of the General Counsel. Any party hereto shall have the right to change the place to which any such notice or writing shall be sent by a similar notice sent in like manner to the other party hereto.

     11. WAIVER OF BREACH. The waiver of either party of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of Employer or by Employee, as applicable.

     12. ASSIGNMENT. Employer and Employee acknowledge that the relationship established hereby is unique and personal and that neither Employer nor Employee may assign or delegate any of their respective rights and/or obligations hereunder without the prior written consent of the other party.

     13. INVALID PROVISION(S). If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the Term, such provision shall be fully severable and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, but shall continue to be legal, valid and enforceable, and the parties hereto agree to be bound by and perform the same, as thus modified.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

     15. GOVERNING LAW; JURISDICTION; VENUE; DISPUTES. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New
Jersey, without regard to the conflicts of laws provisions thereof.   Employer
and Employee agree that any action or proceeding arising out of or relating to this Agreement may be brought only in a court located in Camden County, New Jersey, and both parties agree to submit to and accept the jurisdiction and venue of the aforesaid courts.

     16. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties hereto. This Agreement may not be changed, modified or amended, except by an agreement in writing signed by the parties hereto.

     17. NO OTHER REPRESENTATIONS. No representation, promise or inducement has been made by any party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     18. CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of February 1, 1997.


                              THE SCORE BOARD, INC.



                              By:    /s/ Allan R. Lyons
                                     -------------------------
                                     Allan R. Lyons
                                     Chairman, The Score Board, Inc.
                                     Compensation Committee


                              /s/ John F. White
                              -------------------------
                              JOHN F. WHITE